UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 9, 2018

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On August 9, 2018, Maiden Holdings, Ltd. (the "Company") issued a press release announcing the extension of the written notice date for renewal of the Quota Share Reinsurance Agreement between Maiden Reinsurance Ltd. ("Maiden Bermuda") and AmTrust International Insurance, Ltd., a subsidiary of AmTrust Financial Services, Inc. The date has been extended from September 30, 2018 to January 31, 2019.
A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2018, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Company announced August 9, 2018 that Art Raschbaum, President and Chief Executive Officer, has communicated his decision to retire for personal reasons effective September 1, 2018. The Company’s Board of Directors have appointed Lawrence F. Metz, Maiden’s current Executive Vice President, General Counsel and Secretary, to serve in the role of President and Chief Executive Officer. Additionally, Karen Schmitt, Chief Financial Officer, has announced her retirement and will remain with the Company as Executive Vice President until March 1, 2019. Maiden’s Board of Directors has announced that Patrick J. Haveron, currently President of Maiden Bermuda, has been named Maiden’s Chief Financial Officer and Chief Operating Officer effective September 1, 2018. Mr. Haveron will remain as President of Maiden Bermuda.
About Lawrence F. Metz
Mr. Metz has been a senior leader of Maiden since his appointment as Senior Vice President, General Counsel and Secretary in 2009. During his tenure at Maiden, his responsibilities have expanded to include oversight of much of the Company’s operating infrastructure in his role as President of Maiden Global Servicing Company. In addition to his Maiden responsibilities, Mr. Metz serves as the Chair of the Legal Subcommittee of the Legal and Government Affairs Committee of the Property Casualty Insurers Association of America, and also serves on the Board of Advisors of the RAND Center for Corporate Ethics and Governance.
About Patrick J. Haveron
Mr. Haveron has served as Executive Vice President of Maiden Holdings since 2010 and as President of Maiden Bermuda since February 2014, and previously served as President of Maiden Global Servicing Company after joining Maiden in 2009. In addition Mr. Haveron has over 30 years of insurance and reinsurance industry experience and has served as a Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of both public and private companies in the past. Mr. Haveron has previously served on the board of governors of the Property Casualty Insurers Association of America.
A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.

Item 8.01	Other Events.

On August 9, 2018, the Company's Board of Directors authorized the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.05	October 15, 2018	October 1, 2018
Preference shares - Series A	$0.515625	September 17, 2018	September 1, 2018
Preference shares - Series C	$0.445313	September 17, 2018	September 1, 2018
Preference shares - Series D	$0.418750	September 17, 2018	September 1, 2018
A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 9, 2018

99.2	Press Release of Maiden Holdings, Ltd., dated August 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 9, 2018	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated August 9, 2018

99.2	Press Release of Maiden Holdings, Ltd., dated August 9, 2018

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Second Quarter 2018 Financial Results
Company provides update on strategic review

Highlights for the Quarter Ended June 30, 2018

•
Net loss attributable to Maiden common shareholders of $5.9 million, or $0.07 per diluted common share, compared with a net loss attributable to Maiden common shareholders of $22.4 million, or $0.26 per diluted common share in the second quarter of 2017;

•
Non-GAAP operating loss(11) of $10.7 million, or $0.13 per diluted common share, compared with non-GAAP operating loss of $12.5 million, or $0.14 per diluted common share, in the second quarter of 2017;

•	Annualized return on average common equity of -3.6% compared to -8.6% in the same period in 2017;

•	Annualized non-GAAP return on average common equity of -6.4% compared to -4.8% in the second quarter of 2017;

•	Combined ratio(10) of 106.0% compared to 105.8% in the second quarter of 2017; and

•
Book value per common share(1) was $7.71 at June 30, 2018 compared to $8.34 at March 31, 2018. Excluding Accumulated Other Comprehensive (Loss) Income (AOCI) book value per common share was $8.87 at June 30, 2018 compared to $9.09 at March 31, 2018.

Highlights for the Six Months Ended June 30, 2018

•
Net income attributable to Maiden common shareholders of $7.8 million, or $0.09 per diluted common share, compared with a net loss attributable to Maiden common shareholders of $1.9 million, or $0.02 per diluted common share in the first half 2017;

•
Non-GAAP operating income(11) of $6.2 million, or $0.07 per diluted common share, compared with non-GAAP operating earnings of $10.2 million, or $0.12 per diluted common share, in the first six months of 2017;

•	Annualized return on average common equity of 2.2% compared to -0.4% in the same period in 2017;

•	Annualized non-GAAP return on average common equity of 1.8% compared to 2.0% in the first half of 2017; and

•	Combined ratio(10) of 103.9% compared to 103.4% in the first half of 2017.

PEMBROKE, Bermuda, August 9, 2018 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported second quarter 2018 net loss attributable to Maiden common shareholders of $5.9 million or $0.07 per diluted common share compared to a net loss attributable to Maiden common shareholders of $22.4 million or $0.26 per diluted common share in the second quarter of 2017. The non-GAAP operating loss(11) was $10.7 million, or $0.13 per diluted common share compared with a non-GAAP operating loss of $12.5 million, or $0.14 per diluted common share in the second quarter of 2017.
Commenting on the Company’s results, President and Chief Executive Officer, Art Raschbaum said, "While we did experience continued loss development during the second quarter, our Diversified combined ratios are significantly better in 2018 as compared to 2017, with much lower prior year adverse loss development. We continue to evaluate the impact of the operational changes taking place in the underlying claims for the AmTrust segment and believe we are taking a prudent course as more is learned and observed regarding these continuing changes. Revenue in the quarter reflected a continued moderation of premiums from our largest client, AmTrust, somewhat offset by increased premiums in the Diversified segment. We remain committed to restoring underwriting profitability by maintaining disciplined underwriting and through our strategic review (which we discuss later in this release), enhancing shareholder value."

Consolidated Results for the Quarter Ended June 30, 2018

In the second quarter of 2018, gross premiums written decreased to $654.2 million from $705.2 million in the second quarter of 2017 primarily due to a decline in premiums written in the Company’s AmTrust segment, the combination of market conditions and underwriting measures applied by AmTrust during the period, particularly in its workers’ compensation line of business. These declines were partially offset by an increase in gross premiums in the Diversified segment, which included new account growth and expansion of our client relationships in the segment’s U.S. portfolio. Net premiums written totaled $645.6 million in the second quarter of 2018, a decrease of 5.6% compared to $684.1 million in the second quarter of 2017. Net premiums earned were $667.3 million in the second quarter of 2018 compared to $711.1 million in the second quarter of 2017, representing a decrease of 6.2%.
Net loss and loss adjustment expenses of $491.6 million compared to $528.6 million in the second quarter of 2017. The loss ratio(6) in the second quarter of 2018 was 73.4% compared to 74.1% reported in the second quarter of 2017.
Commission and other acquisition expenses decreased 5.4% to $198.7 million in the second quarter of 2018, compared to $210.0 million in the second quarter of 2017 resulting in a commission and other acquisition expense ratios of 29.7% and 29.5%, respectively. General and administrative expenses for the second quarter of 2018 totaled $19.6 million compared with $15.3 million in the second quarter of 2017 primarily due to increases in audit, legal actuarial and other professional fees and higher technology-related expenses. The general and administrative expense ratio(8) in the second quarter of 2018 increased to 2.9% compared to 2.2% in the second quarter of 2017, while the expense ratio(9) was 32.6% in the second quarter of 2018 compared with 31.7% in the same quarter last year.
The combined ratio(10) for the second quarter of 2018 totaled 106.0% compared with 105.8% in the second quarter of 2017.
Net investment income grew by 9.4% in the quarter to $44.3 million. As of June 30, 2018, the average yield on the fixed income portfolio was 3.19% while the average duration of investable assets was 4.4 years.
Diversified Reinsurance Segment

	For the Three Months Ended June 30,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$162,751	$140,841	15.6%
Net premiums written	$154,278	$137,247	12.4%
Net premiums earned	$191,497	$204,219	(6.2)%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	71.7%	86.0%	(14.3)
Commission and other acquisition expense ratio(7)	23.8%	22.8%	1.0
General and administrative expense ratio(8)	5.6%	4.1%	1.5
Expense ratio(9)	29.4%	26.9%	2.5
Combined ratio(10)	101.1%	112.9%	(11.8)
Gross premiums written and net premiums written increased by 15.6% and 12.4%, respectively, in the second quarter of 2018 primarily due to new account growth and expansion of other client relationships within the U.S. Net premiums earned decreased by 6.2% in the second quarter of 2018 driven by non-renewals and re-underwriting of certain contracts in 2017 and during the six months ended June 30, 2018. The segment experienced adverse prior year loss development of $8.0 million for the second quarter of 2018 largely from General Liability and Commercial Auto treaty contracts. This compared to adverse prior year development of $25.4 million in the same period last year primarily due to adverse development in facultative commercial auto as well as a handful of specific contracts across several lines of business. The segment’s combined ratio decreased to 101.1% in the second quarter of 2018 compared to 112.9% in the same period last year due primarily to lower adverse prior year development compared to the prior period offset slightly by higher general and administrative expenses.

AmTrust Reinsurance Segment

	For the Three Months Ended June 30,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$491,485	$564,276	(12.9)%
Net premiums written	$491,311	$546,735	(10.1)%
Net premiums earned	$475,849	$506,816	(6.1)%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	74.4%	69.2%	5.2
Commission and other acquisition expense ratio(7)	32.1%	32.2%	(0.1)
General and administrative expense ratio(8)	0.2%	0.1%	0.1
Expense ratio(9)	32.3%	32.3%	—
Combined ratio(10)	106.7%	101.5%	5.2

Gross premiums written decreased 12.9% during the second quarter of 2018 and reflects reductions in the Small Commercial business lines, particularly AmTrust’s workers’ compensation line of business. The slightly lower decrease in net premiums written was due to the lower utilization of retrocessional capacity compared to the second quarter of 2017. Net premiums earned in the segment decreased by 6.1% compared to the same period in 2017 mainly due to the decline in net premiums written in the AmTrust quota share. The segment experienced adverse prior year development of $28.4 million for the second quarter of 2018 mainly from Worker’s Compensation and General Liability. This compares to $29.4 million of adverse development for the second quarter of 2017 primarily related to non-program casualty and European hospital liability. The segment combined ratio was 106.7% in the second quarter of 2018 compared to 101.5% in the same period in 2017 primarily due to higher initial current year loss ratios on current year premiums earned during the period slightly offset by a comparatively smaller amount of adverse prior period loss development.
Consolidated Results for the Six Months Ended June 30, 2018

Net income attributable to Maiden common shareholders was $7.8 million or $0.09 per diluted common share in the first six months of 2018 compared to a net loss attributable to Maiden common shareholders of $1.9 million or $0.02 per diluted common share in the first half of 2017. Non-GAAP operating earnings(11) for the first six month of 2018 were $6.2 million, or $0.07 per diluted common share compared with a non-GAAP net operating earnings of $10.2 million, or $0.12 per diluted common share in the first half of 2017.
For the first six months of 2018, gross premiums written decreased to $1.51 billion from $1.63 billion in the first six months of 2017 primarily due to non-renewals and re-underwriting of certain Diversified contracts conducted in both 2017 and in early 2018. Net premiums written totaled $1.49 billion in the first six months of 2018, a decrease of 5.7% compared to $1.58 billion in the same period in 2017. Net premiums earned were $1.35 billion in the first six months of 2018 compared to $1.42 billion in the same period in 2017, representing a decrease of 4.8%.
Net loss and loss adjustment expenses of $964.9 million compared to $1.01 billion in the first six months of 2017. The loss ratio(6) in the first six months of 2018 was 71.0% compared to 70.8% reported in the same period in 2017.
Commission and other acquisition expenses decreased 5.7% to $407.4 million in the first six months of 2018, compared to $432.1 million in the first half of 2017 resulting in a commission and other acquisition expense ratio of 30.0% compared to 30.3%, respectively. General and administrative expenses for the first six months of 2018 totaled $39.5 million compared with $32.8 million in the first six months of 2017 primarily due to higher audit, legal and other professional fees and technology-related expenses. The general and administrative expense ratio(8) in the first six months of 2018 was 2.9% compared to 2.3% in the same period in 2017, while the expense ratio(9) was 32.9% in the first six months of 2018 compared with 32.6% in the same period last year.
The combined ratio(10) for the first six months of 2018 totaled 103.9% compared with 103.4% in the first half of 2017.
Net investment income was $87.2 million in the first six months 2018 compared to $82.7 million in the first six months of 2017.

Diversified Reinsurance Segment

	For the Six Months Ended June 30,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$441,463	$472,886	(6.6)%
Net premiums written	$429,231	$464,743	(7.6)%
Net premiums earned	$385,631	$406,061	(5.0)%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	70.0%	76.7%	(6.7)
Commission and other acquisition expense ratio(7)	24.9%	25.5%	(0.6)
General and administrative expense ratio(8)	5.4%	4.2%	1.2
Expense ratio(9)	30.3%	29.7%	0.6
Combined ratio(10)	100.3%	106.4%	(6.1)
Gross premiums written and net premiums written decreased by 6.6% and 7.6%, respectively, in the second quarter of 2018 primarily as a result of non-renewals and re-underwriting of certain contracts in 2017 and during the first six months of 2018. Net premiums earned decreased by 5.0% in the first half of 2018 due to non-renewals and other underwriting actions taken as mentioned above. The segment’s adverse prior year development was $9.1 million for the first six months of 2018, compared to $31.6 million for the same period in 2017. The 2018 development was from higher than expected loss emergence emanating largely from General Liability and Commercial Auto Liability run-off treaty contracts. The adverse development in the first half of 2017 was primarily from facultative commercial auto as well as a handful of specific contracts across several lines of business. The segment’s combined ratio was 100.3% in the second quarter of 2018 compared to 106.4% due to lower net adverse development compared to the same period in 2017.
AmTrust Reinsurance Segment

	For the Six Months Ended June 30,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$1,065,413	$1,155,658	(7.8)%
Net premiums written	$1,065,691	$1,119,787	(4.8)%
Net premiums earned	$967,147	$1,014,458	(4.7)%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	71.4%	68.3%	3.1
Commission and other acquisition expense ratio(7)	32.1%	32.2%	(0.1)
General and administrative expense ratio(8)	0.2%	0.1%	0.1
Expense ratio(9)	32.3%	32.3%	—
Combined ratio(10)	103.7%	100.6%	3.1

Gross premiums written decreased 7.8% during the first half of 2018 and reflects reductions in the Small Commercial Business assumed from AmTrust. Net premiums written decreased by 4.8% in the first half of 2018 largely due to a combination of market conditions and underwriting measures applied by AmTrust during the period, particularly in workers’ compensation. Net premiums earned in the segment decreased by 4.7% compared to the same period in 2017 mainly due to the decline in net premiums written in the AmTrust quota share. The segment experienced adverse prior year development of $36.9 million for the first half of 2018 largely from Worker’s Compensation and General Liability, with a smaller contribution from Commercial Auto Liability. This compares to adverse prior year loss development for the first six months of 2017 of $39.7 million primarily related to non-program casualty and European hospital lines of business. The segment combined ratio was 103.7% in the first six months of 2018 compared to 100.6% in the same period in 2017 primarily due to higher initial current year loss ratios for premiums earned during the period slightly offset by a comparatively smaller amount of adverse prior period loss development.

Other Financial Matters

•	Total assets were $6.7 billion at June 30, 2018 compared to $6.8 billion at March 31, 2018. Shareholders' equity was $1.11 billion at June 30, 2018 compared to $1.16 billion at March 31, 2018.

•
Book value per common share(1) was $7.71 at June 30, 2018 compared to $9.25 at December 31, 2017. In the second quarter of 2018, the Company recognized unrealized losses in its fixed income investment portfolio of $49.7 million, resulting in a $0.60 decrease in book value per share, and total AOCI of $97.0 million at June 30, 2018. Book value per common share excluding total AOCI was $8.87 at June 30, 2018 compared to $9.08 at December 31, 2017.

Strategic Review Update and Executive Leadership Changes

As previously announced, earlier in 2018 the Company embarked on a strategic review of its operations in order to increase value to its shareholders. As part of this ongoing process, the Company continues to evaluate a broad range of options, but the Company will be maintaining a substantial presence in the U.S. reinsurance market which draws on Maiden’s specialist focus from which it expects to build. The Company anticipates that it will complete its strategic review during the second half of 2018 with the majority of this initiative completed during the upcoming third quarter. As the Company continues to evaluate various additional strategic measures, it expects improved results of operations from its Diversified Segment in the future via enhanced underwriting standards and expense reduction. These actions are expected to position the Company for growth with greater operating efficiencies going forward. Executive management will provide shareholders with regular updates of these initiatives.
The Company also announced that Art Raschbaum, Maiden’s President and Chief Executive Officer, has communicated his decision to retire for personal reasons effective September 1, 2018. The Company’s Board of Directors have appointed Lawrence F. Metz, Maiden’s current Executive Vice President, General Counsel and Secretary, to serve in the role of President and Chief Executive Officer. Additionally, Karen Schmitt, Chief Financial Officer, has announced her retirement and will remain with the Company as Executive Vice President until March 1, 2019. Maiden’s Board of Directors has announced that Patrick J. Haveron, currently President of Maiden Reinsurance Ltd. ("Maiden Bermuda"), has been named Maiden’s Chief Financial Officer and Chief Operating Officer effective September 1, 2018. Mr. Haveron will remain as President of Maiden Bermuda.
"We appreciate the many contributions that Art has made to Maiden over the years," said Barry D. Zyskind, Chairman of the Board of Directors. "He has demonstrated strong leadership and business acumen since joining Maiden in 2008. I want to recognize his significant contributions to Maiden and thank him for his many years of service. We are also appreciative of the contributions that Karen has made to our organization over many years and sincerely thank her for agreeing to stay on to assist with the transition. We are excited to have Larry and Pat, two long time leaders at Maiden, to step in to their new roles. During our strategic review, the Board recognized some very valuable business in our Diversified platform. We will be focusing on those niches in the future, which along with cutting expenses, will bring the Company back to acceptable levels of profitability. We are confident in our new executive management team to execute this plan."
Mr. Metz has been a senior leader of Maiden since his appointment as Senior Vice President, General Counsel and Secretary in 2009. During his tenure at Maiden, his responsibilities have expanded to include oversight of much of the Company’s operating infrastructure in his role as President of Maiden Global Servicing Company. In addition to his Maiden responsibilities, Mr. Metz serves as the Chair of the Legal Subcommittee of the Legal and Government Affairs Committee of the Property Casualty Insurers Association of America, and also serves on the Board of Advisors of the RAND Center for Corporate Ethics and Governance.
Mr. Haveron has served as Executive Vice President of Maiden Holdings since 2010 and as President of Maiden Bermuda since February 2014, and previously served as President of Maiden Global Servicing Company after joining Maiden in 2009. In addition Mr. Haveron has over 30 years of insurance and reinsurance industry experience and has served as a Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of both public and private companies in the past.
Extension of AmTrust Quota Share Agreement Renewal Notice Date

Additionally, the Company announced that its Board of Directors and the Board of Directors for AmTrust have agreed to extend the renewal provision for the master agreement by which Maiden Bermuda and AmTrust’s Bermuda reinsurance subsidiary, AmTrust International Insurance, Ltd. ("AII") entered into a reinsurance agreement by which AII retrocedes to Maiden Bermuda an amount equal to 40% of the premium written by subsidiaries of AmTrust. The current agreement was renewed on July 1, 2016 for a three year term through June 30, 2019. The agreement automatically renews for successive three-year periods unless either AII or Maiden Bermuda elects to terminate the agreement by giving written notice to the other party not less than nine months prior to the expiration of any successive three-year term. The new written notice date for renewal of the agreement has been extended from September 30, 2018 to January 31, 2019.

(1)(11) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
 (6)(7)(8)(9)(10) Loss ratio, commission and other acquisition expense ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each rated A- (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2018, Maiden had $6.7 billion in assets and shareholders' equity of $1.1 billion.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Bill Horning, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 856.359.2532
E-mail: bhorning@maiden.bm

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2018: $4,064,595; 2017: $4,027,993)	$3,966,910	$4,044,370
Fixed maturities, held-to-maturity, at amortized cost (fair value 2018: $1,026,672; 2017: $1,125,626)	1,039,144	1,097,801
Other investments, at fair value	5,898	6,600
Total investments	5,011,952	5,148,771
Cash and cash equivalents	72,102	67,919
Restricted cash and cash equivalents	154,677	123,584
Accrued investment income	34,228	34,993
Reinsurance balances receivable, net	467,646	345,043
Reinsurance recoverable on unpaid losses	109,805	117,611
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	472,202	439,597
Goodwill and intangible assets, net	74,659	75,583
Other assets	152,942	123,113
Total assets	$6,718,188	$6,644,189
LIABILITIES
Reserve for loss and loss adjustment expenses	$3,653,303	$3,547,248
Unearned premiums	1,603,883	1,477,038
Accrued expenses and other liabilities	100,121	132,795
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,913	8,018
Senior notes, net	254,587	254,482
Total liabilities	5,611,894	5,411,563
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	879	877
Additional paid-in capital	749,319	748,113
Accumulated other comprehensive (loss) income	(96,959)	13,354
Retained earnings	18,338	35,472
Treasury shares, at cost	(30,835)	(30,642)
Total Maiden Shareholders’ Equity	1,105,742	1,232,174
Noncontrolling interest in subsidiaries	552	452
Total Equity	1,106,294	1,232,626
Total Liabilities and Equity	$6,718,188	$6,644,189

Book value per common share(1)	$7.71	$9.25

Common shares outstanding	83,143,237	82,974,895

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenues:
Gross premiums written	$654,236	$705,198	$1,506,876	$1,628,625
Net premiums written	$645,589	$684,072	$1,494,922	$1,584,620
Change in unearned premiums	21,757	27,053	(142,144)	(164,011)
Net premiums earned	667,346	711,125	1,352,778	1,420,609
Other insurance revenue	2,033	1,547	5,759	5,328
Net investment income	44,313	40,512	87,183	82,669
Net realized (losses) gains on investment	(414)	1,572	(57)	2,457
Total revenues	713,278	754,756	1,445,663	1,511,063
Expenses:
Net loss and loss adjustment expenses	491,554	528,620	964,878	1,009,189
Commission and other acquisition expenses	198,745	210,039	407,359	432,068
General and administrative expenses	19,574	15,346	39,524	32,760
Total expenses	709,873	754,005	1,411,761	1,474,017
Non-GAAP income from operations(2)	3,405	751	33,902	37,046
Other expenses
Interest and amortization expenses	(4,829)	(6,745)	(9,658)	(13,601)
Accelerated amortization of senior note issuance cost	—	(2,809)	—	(2,809)
Amortization of intangible assets	(462)	(533)	(924)	(1,066)
Foreign exchange gains (losses)	4,821	(6,722)	2,414	(8,643)
Total other expenses	(470)	(16,809)	(8,168)	(26,119)
Income (loss) before income taxes	2,935	(16,058)	25,734	10,927
Less: income tax expense	255	277	711	761
Net income (loss)	2,680	(16,335)	25,023	10,166
Add: net (income) loss attributable to noncontrolling interest	(47)	9	(118)	31
Net income (loss) attributable to Maiden	2,633	(16,326)	24,905	10,197
Dividends on preference shares(3)	(8,546)	(6,033)	(17,091)	(12,066)
Net (loss) income attributable to Maiden common shareholders	$(5,913)	$(22,359)	$7,814	$(1,869)
Basic (loss) earnings per common share attributable to Maiden shareholders	$(0.07)	$(0.26)	$0.09	$(0.02)
Diluted (loss) earnings per common share attributable to Maiden shareholders(15)	$(0.07)	$(0.26)	$0.09	$(0.02)
Dividends declared per common share	$0.15	$0.15	$0.30	$0.30
Annualized return on average common equity	(3.6)%	(8.6)%	2.2%	(0.4)%
Weighted average number of common shares - basic	83,126,204	86,564,794	83,083,545	86,458,413
Adjusted weighted average number of common shares and assumed conversions - diluted(15)	83,126,204	86,564,794	83,373,285	86,458,413

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$162,751	$491,485	$—	$654,236
Net premiums written	$154,278	$491,311	$—	$645,589
Net premiums earned	$191,497	$475,849	$—	$667,346
Other insurance revenue	2,033	—	—	2,033
Net loss and loss adjustment expenses ("loss and LAE")	(138,561)	(353,836)	843	(491,554)
Commission and other acquisition expenses	(46,112)	(152,792)	159	(198,745)
General and administrative expenses(4)	(10,907)	(1,082)	—	(11,989)
Underwriting (loss) income(5)	$(2,050)	$(31,861)	$1,002	$(32,909)
Reconciliation to net income
Net investment income and realized losses on investment				43,899
Interest and amortization expenses				(4,829)
Amortization of intangible assets				(462)
Foreign exchange gains				4,821
Other general and administrative expenses(4)				(7,585)
Income tax expense				(255)
Net income				$2,680

Net loss and LAE ratio(6)	71.7%	74.4%		73.4%
Commission and other acquisition expense ratio(7)	23.8%	32.1%		29.7%
General and administrative expense ratio(8)	5.6%	0.2%		2.9%
Expense Ratio(9)	29.4%	32.3%		32.6%
Combined ratio(10)	101.1%	106.7%		106.0%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$140,841	$564,276	$81	$705,198
Net premiums written	$137,247	$546,735	$90	$684,072
Net premiums earned	$204,219	$506,816	$90	$711,125
Other insurance revenue	1,547	—	—	1,547
Net loss and LAE	(176,837)	(350,561)	(1,222)	(528,620)
Commission and other acquisition expenses	(46,989)	(163,055)	5	(210,039)
General and administrative expenses(4)	(8,494)	(664)	—	(9,158)
Underwriting loss(5)	$(26,554)	$(7,464)	$(1,127)	$(35,145)
Reconciliation to net loss
Net investment income and realized gains on investment				42,084
Interest and amortization expenses				(6,745)
Accelerated amortization of senior note issuance cost				(2,809)
Amortization of intangible assets				(533)
Foreign exchange losses				(6,722)
Other general and administrative expenses(4)				(6,188)
Income tax expense				(277)
Net loss				$(16,335)

Net loss and LAE ratio(6)	86.0%	69.2%		74.1%
Commission and other acquisition expense ratio(7)	22.8%	32.2%		29.5%
General and administrative expense ratio(8)	4.1%	0.1%		2.2%
Expense Ratio(9)	26.9%	32.3%		31.7%
Combined ratio(10)	112.9%	101.5%		105.8%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$441,463	$1,065,413	$—	$1,506,876
Net premiums written	$429,231	$1,065,691	$—	$1,494,922
Net premiums earned	$385,631	$967,147	$—	$1,352,778
Other insurance revenue	5,759	—	—	5,759
Net loss and loss adjustment expenses ("loss and LAE")	(274,173)	(691,143)	438	(964,878)
Commission and other acquisition expenses	(97,410)	(310,108)	159	(407,359)
General and administrative expenses(4)	(21,026)	(2,002)	—	(23,028)
Underwriting (loss) income(5)	$(1,219)	$(36,106)	$597	$(36,728)
Reconciliation to net income
Net investment income and realized losses on investment				87,126
Interest and amortization expenses				(9,658)
Amortization of intangible assets				(924)
Foreign exchange gains				2,414
Other general and administrative expenses(4)				(16,496)
Income tax expense				(711)
Net income				$25,023

Net loss and LAE ratio(6)	70.0%	71.4%		71.0%
Commission and other acquisition expense ratio(7)	24.9%	32.1%		30.0%
General and administrative expense ratio(8)	5.4%	0.2%		2.9%
Expense Ratio(9)	30.3%	32.3%		32.9%
Combined ratio(10)	100.3%	103.7%		103.9%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$472,886	$1,155,658	$81	$1,628,625
Net premiums written	$464,743	$1,119,787	$90	$1,584,620
Net premiums earned	$406,061	$1,014,458	$90	$1,420,609
Other insurance revenue	5,328	—	—	5,328
Net loss and LAE	(315,486)	(692,192)	(1,511)	(1,009,189)
Commission and other acquisition expenses	(104,934)	(327,139)	5	(432,068)
General and administrative expenses(4)	(17,224)	(1,469)	—	(18,693)
Underwriting loss(5)	$(26,255)	$(6,342)	$(1,416)	$(34,013)
Reconciliation to net income
Net investment income and realized gains on investment				85,126
Interest and amortization expenses				(13,601)
Accelerated amortization of senior note issuance cost				(2,809)
Amortization of intangible assets				(1,066)
Foreign exchange losses				(8,643)
Other general and administrative expenses(4)				(14,067)
Income tax expense				(761)
Net income				$10,166

Net loss and LAE ratio(6)	76.7%	68.3%		70.8%
Commission and other acquisition expense ratio(7)	25.5%	32.2%		30.3%
General and administrative expense ratio(8)	4.2%	0.1%		2.3%
Expense Ratio(9)	29.7%	32.3%		32.6%
Combined ratio(10)	106.4%	100.6%		103.4%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Non-GAAP operating (loss) earnings attributable to Maiden common shareholders(11)	$(10,652)	$(12,450)	$6,166	$10,188
Non-GAAP basic operating (loss) earnings per common share attributable to Maiden shareholders	$(0.13)	$(0.14)	$0.07	$0.12
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders(15)	$(0.13)	$(0.14)	$0.07	$0.12
Annualized non-GAAP operating return on average common equity(12)	(6.4)%	(4.8)%	1.8%	2.0%
Reconciliation:
Net (loss) income attributable to Maiden common shareholders	$(5,913)	$(22,359)	$7,814	$(1,869)
Add (subtract):
Net realized losses (gains) on investment	414	(1,572)	57	(2,457)
Foreign exchange (gains) losses	(4,821)	6,722	(2,414)	8,643
Amortization of intangible assets	462	533	924	1,066
Divested E&S business and NGHC run-off	(1,002)	1,127	(597)	1,416
Accelerated amortization of senior note issuance cost	—	2,809	—	2,809
Non-cash deferred tax expense	208	290	382	580
Non-GAAP operating (loss) earnings attributable to Maiden common shareholders(11)	$(10,652)	$(12,450)	$6,166	$10,188

Weighted average number of common shares - basic	83,126,204	86,564,794	83,083,545	86,458,413
Adjusted weighted average number of common shares and assumed conversions - diluted(15)	83,126,204	86,564,794	83,373,285	87,384,378
Reconciliation:
Diluted (loss) earnings per common share attributable to Maiden shareholders	$(0.07)	$(0.26)	$0.09	$(0.02)
Add (subtract):
Net realized losses (gains) on investment	—	(0.02)	—	(0.03)
Foreign exchange (gains) losses	(0.06)	0.08	(0.03)	0.10
Amortization of intangible assets	0.01	0.01	0.01	0.01
Divested E&S business and NGHC run-off	(0.01)	0.02	(0.01)	0.02
Accelerated amortization of senior note issuance cost	—	0.03	—	0.03
Non-cash deferred tax expense	—	—	0.01	0.01
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders	$(0.13)	$(0.14)	$0.07	$0.12

Reconciliation of net income (loss) attributable to Maiden to non-GAAP income from operations:
Net income (loss) attributable to Maiden	$2,633	$(16,326)	$24,905	$10,197
Add (subtract):
Foreign exchange (gains) losses	(4,821)	6,722	(2,414)	8,643
Amortization of intangible assets	462	533	924	1,066
Interest and amortization expenses	4,829	6,745	9,658	13,601
Accelerated amortization of senior note issuance cost	—	2,809	—	2,809
Income tax expense	255	277	711	761
Net income (loss) attributable to noncontrolling interest	47	(9)	118	(31)
Non-GAAP income from operations(2)	$3,405	$751	$33,902	$37,046

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2018	December 31, 2017
Investable assets:
Total investments	$5,011,952	$5,148,771
Cash and cash equivalents	72,102	67,919
Restricted cash and cash equivalents	154,677	123,584
Loan to related party	167,975	167,975
Total investable assets(13)	$5,406,706	$5,508,249

	June 30, 2018	December 31, 2017
Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	640,742	767,174
Total Maiden shareholders' equity	1,105,742	1,232,174
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(14)	$1,368,242	$1,494,674

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Non-GAAP income from operations is a non-GAAP financial measure defined by the Company as net income (loss) attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of senior note issuance cost, income tax expense and net income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income (loss). The Company’s management believes that non-GAAP income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP income from operations may not be comparable to similarly titled measures used by other companies.

(3)
Dividends on preference shares consist of $3,094 and $6,188 paid to Preference shares - Series A for the three and six months ended June 30, 2018 and 2017, respectively, $2,939 and $5,878 paid to Preference shares - Series C for the three and six months ended June 30, 2018 and 2017, respectively and $2,513 and $5,025 (2017 - $0) paid to Preference shares - Series D for the three and six months ended June 30, 2018, respectively.

(4)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income.

(5)
Underwriting (loss) income is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and LAE ratio and the expense ratio.
(11) Non-GAAP operating (loss) earnings is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, accelerated amortization of senior note issuance cost, and non-cash deferred tax expense and should not be considered as an alternative to net income (loss). The Company's management believes that non-GAAP operating (loss) earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating (loss) earnings may not be comparable to similarly titled measures used by other companies.
(12) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating (loss) earnings attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(13) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.
(14) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.
(15) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

Exhibit 99.2

PRESS RELEASE
Maiden Holdings Announces Dividends on Common Shares and Preference Shares

PEMBROKE, Bermuda, August 9, 2018 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that the Company’s Board of Directors approved a quarterly cash dividend of $0.05 per share of common stock payable on October 15, 2018 to shareholders of record as of October 1, 2018.

Maiden’s Board of Directors also approved the following cash dividends on its preference shares that are payable on September 17, 2018 to shareholders of record as of September 1, 2018:

•	Series A 8.250% Non-Cumulative Preference Shares of $0.515625 per Preference Share

•	Series C 7.125% Non-Cumulative Preference Shares of $0.445313 per Preference Share

•	Series D 6.700% Non-Cumulative Preference Shares of $0.418750 per Preference Share

As regards the Company’s reduction in its common stock dividend, the Company’s Board determined that this distribution should be commensurate with the current earnings power of the business and as the Company continues to undertake and implement its strategic review, it expects to revisit the common stock dividend in the context of the steps taken to increase shareholder value.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of June 30, 2018, Maiden had $6.7 billion in assets and shareholders' equity of $1.1 billion.

CONTACT:
Bill Horning, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 856.359.2532
E-mail: bhorning@maiden.bm